Exhibit 99.1

Dresser-Rand Purchases Gimpel Valve Business from Tyco Flow Control

HOUSTON, TX, April 5, 2007 – Dresser-Rand Group Inc. [“Dresser-Rand” or the “Company” (NYSE: DRC)] today announced that it has acquired the Gimpel business from Tyco Flow Control, a reporting unit of Tyco International (NYSE: TYC, BXS: TYC). Gimpel products include a line of trip, trip throttle, and non-return valves to protect steam turbines and related equipment in industrial and marine applications. Terms of the sale were not disclosed.

In a joint announcement issued today, Vincent R. Volpe, Jr., Dresser-Rand President and CEO, stated that the acquisition is consistent with the company’s “bolt-on” acquisition strategy. “We believe that the Gimpel business will help us extend the Dresser-Rand value proposition to our clients,” he emphasized. “With Gimpel’s extensive installed base, coupled with Dresser-Rand’s strength and global service network, we see opportunities to service Gimpel’s under-served installed base and further grow our aftermarket business.”

Commenting on the transaction, Richard Lundgren, president of Tyco Flow Control, Americas, said “As our power generation focus has shifted more towards supercritical coal and nuclear applications, the Gimpel line was no longer a strategic fit with our business. However, Gimpel remains a strong brand in its niche market with an enduring reputation of proven technology and high-quality product performance.”

For more than 50 years, Gimpel has been a leader in its field, supplying critical valves for U.S. Navy nuclear-powered aircraft carriers and submarines. Dresser-Rand also is a key supplier of steam turbines for U.S. Navy ships for main propulsion, ship service and emergency generator sets. Additionally, the company’s auxiliary steam turbine drivers are used for main feed pumps, auxiliary feed pumps, circulating pumps, fire pumps and standby oil pumps.

With the announcement today, Dresser-Rand will immediately begin taking orders for Gimpel products and servicing equipment in the Gimpel line.

Dresser-Rand is among the largest global suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. It operates manufacturing facilities in the United States, France, Germany, Norway, and India, and maintains a network of 26 service and support centers covering more than 140 countries.

The company offers the most comprehensive steam turbine selection in the industry, backed by a worldwide network of sales, manufacturing and service support for all Dresser-Rand and legacy steam turbines such as Moore, Murray, Nadrowski, Terry, Turbodyne, Worthington, and COPPUS.

DRC-FIN

# # #

5

Fair Disclosure Statement

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements concerning The Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends, executive compensation and other information that is not historical information. The words “anticipates,” “believes,” “expects”, “intends,” and similar expressions identify such forward-looking statements. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following: material weaknesses in its internal controls; economic or industry downturns; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from, any future acquisitions; economic, political, currency and other risks associated with international sales and operations; loss of senior management; the Company’s brand name may be confused with others; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; ability to operate as a stand-alone company; unexpected product claims and regulations; and infringement on its intellectual property or infringement on others’ intellectual property. These and other risks are discussed in greater detail in the Company’s filings with the Securities and Exchange Commission at http://www.sec.gov. Actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. For information about Dresser-Rand, go to its website at http://www.dresser-rand.com.

Investor Contact: Blaise Derrico, Director, Investor Relations (713) 973-5497

6